UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 10, 2019

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	001-16853	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8051 Congress Avenue Boca Raton, FL		33487
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SBAC	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement and Issuance of 2019-1 Tower Securities

On September 10, 2019, SBA Senior Finance, LLC (“SBA Senior Finance”), an indirect subsidiary of SBA Communications Corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) among SBA Senior Finance, Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and Barclays Capital Inc., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives of the several initial purchasers named on Schedule I thereto (the “Initial Purchasers”), pursuant to which SBA Tower Trust (the “Trust”), a New York common law trust established by SBA Depositor LLC, an indirect subsidiary of the Company (“SBA Depositor”), agreed to sell $1.165 billion principal amount of Secured Tower Revenue Securities, Series 2019-1C (the “2019-1C Tower Securities”) to the Initial Purchasers. The offering of the 2019-1C Tower Securities closed on September 13, 2019. The 2019-1C Tower Securities have an anticipated repayment date in January 2025, a final maturity date in January 2050 and an interest rate of 2.836% per annum.

The net proceeds from this offering were approximately $1.153 billion, after deducting initial purchasers’ discounts and expenses. The net proceeds from this offering were used to repay the entire aggregate principal amount of the Secured Tower Revenue Securities, Series 2014-1C ($920 million) (the “2014-1C Tower Securities”), as well as accrued and unpaid interest, and to make a cash distribution to SBA Guarantor LLC for further distribution to one or more other Company entities to be used for general corporate purposes.

To satisfy the applicable risk retention requirements of Regulation RR promulgated under the Securities Exchange Act of 1934, as amended (the “Risk Retention Rules”), SBA Guarantor LLC, an affiliate of SBA Depositor, also purchased $61.4 million principal amount of Secured Tower Revenue Securities, Series 2019-1R (the “2019-1R Tower Securities”) in order to retain an “eligible horizontal residual interest” (as defined in the Risk Retention Rules) in an amount equal to at least 5% of the fair value of the offered and retained securities. The 2019-1R Tower Securities have an anticipated repayment date in January 2025, a final maturity date in January 2050 and an interest rate of 4.213% per annum.

Fifth Loan and Security Agreement Supplement

In connection with the issuance of the 2019-1C Tower Securities, SBA Properties, LLC, SBA Sites, LLC, SBA Structures, LLC, SBA Infrastructure, LLC, SBA Monarch Towers III, LLC, SBA 2012 TC Assets PR, LLC, SBA 2012 TC Assets, LLC, SBA Towers IV, LLC, SBA Monarch Towers I, LLC, SBA Towers USVI, Inc., SBA GC Towers, LLC, SBA Towers VII, LLC, SBA Towers V, LLC, and SBA Towers VI, LLC (the “Borrowers”) and Midland Loan Services, a Division of PNC Bank, National Association, as servicer on behalf of the Trustee, entered into a Fifth Loan and Security Agreement Supplement, dated September 13, 2019 (the “Fifth Loan Supplement”), which supplemented the Second Amended and Restated Loan and Security Agreement, dated October 15, 2014.

Pursuant to the Fifth Loan Supplement, among other things, (i) the outstanding principal amount of the mortgage loan (the “Mortgage Loan”) was increased by $1.23 billion (or by a net of $306.4 million after giving effect to the prepayment of the 2014-1C Tower Securities) and (ii) the Borrowers became jointly and severally liable for the aggregate $5.1 billion borrowed under the Mortgage Loan corresponding to the 2013-2C Tower Securities, 2014-2C Tower Securities, 2015-1C Tower Securities, 2016-1C Tower Securities, 2017-1C Tower Securities, 2017-1R Tower Securities, 2018-1C Tower Securities, 2018-1R Tower Securities and the newly issued 2019-1C Tower Securities and 2019-1R Tower Securities (together the “Tower Securities”).

The Mortgage Loan is the sole asset of the Trust. The aggregate principal amount of the loan components outstanding under the Mortgage Loan is $5.1 billion, comprised of (1) the $575 million loan component with the same terms and conditions as the 2013-2C Tower Securities, (2) the $620 million loan component with the same terms and conditions as the 2014-2C Tower Securities, (3) the $500 million loan component with the same terms and conditions as the 2015-1C Tower Securities, (4) the $700 million loan component with the same terms and conditions as the 2016-1C Tower Securities, (5) the $760 million loan component with the same terms and conditions as the 2017-1C Tower Securities, (6) the $40 million loan component with the same terms and conditions as the 2017-1R Tower Securities, (7) the $640 million loan component with the same terms and conditions as the 2018-1C Tower Securities, (8) the $33.7 million loan component with the same terms and conditions as the 2018-1R Tower Securities, (9) the $1.165 billion loan component with the same terms and conditions as the 2019-1C Tower Securities and (10) the $61.4 million loan component with same terms and conditions as the 2019-1R Tower Securities.

The Mortgage Loan underlying the Tower Securities is to be repaid from the operating cash flows from the aggregate 10,051 tower sites owned by the Borrowers, as of the closing date. The Mortgage Loan is secured by (1) mortgages, deeds of trust and deeds to secure debt on a substantial portion of the tower sites, (2) a security interest in the towers and substantially all of the Borrowers’ personal property and fixtures, (3) the Borrowers’ rights under tenant leases, and (4) all of the proceeds of the foregoing. For each calendar month, SBA Network Management, Inc., an indirect subsidiary of the Company, is entitled to receive a management fee for its services as manager equal to 4.5% of the Borrowers’ operating revenues for the immediately preceding calendar month.

The Borrowers may prepay the $1.165 billion loan corresponding to the 2019-1C Tower Securities with no prepayment consideration (1) within twelve months of the anticipated repayment date, (2) with proceeds received as a result of any condemnation or casualty of any tower owned by the Borrowers or (3) during an amortization period. In all other circumstances, the Borrowers may prepay the $1.165 billion loan, in whole or in part, upon payment of the applicable prepayment consideration. The prepayment consideration consists of an amount equal to the excess, if any, of (i) the present value associated with the portion of the principal balance of the $1.165 billion loan being prepaid, calculated in accordance with the formula set forth in the Fifth Loan Supplement, on the date of prepayment of all future installments of principal and interest required to be paid from the date of prepayment to and including the first due date within twelve months of the anticipated repayment date of the 2019-1C Tower Securities over (ii) that portion of the principal balance prepaid on the date of such prepayment.

To the extent that the loan corresponding to the 2019-1C Tower Securities is not fully repaid by the anticipated repayment date, the interest rate will increase by the greater of (i) 5% and (ii) the amount, if any, by which the sum of (x) the ten-year U.S. treasury rate plus (y) the credit-based spread for such component (as set forth in the Fifth Loan Supplement) plus (z) 5%, exceeds such interest rate. Except as set forth herein, all other material terms and conditions of the Mortgage Loan remain unchanged.

Relationships

The Company and certain of its affiliates have previously entered into commercial financial arrangements with each of the Initial Purchasers, and/or their respective affiliates, and each of these entities and/or its affiliates has in the past provided financial, advisory, investment banking and other services to the Company and its affiliates, including (1) serving as a lender and/or in other related capacities in connection with the Senior Credit Agreement and the various term loans and revolving credit facility under the Senior Credit Agreement, (2) as a book runner and/or as an initial purchaser for our various series of Secured Tower Revenue Securities and (3) as a book runner and/or an initial purchaser for our various series of Senior Notes. Certain of the Initial Purchasers or their affiliates may hold from time to time a portion of the 2014-1C Tower Securities and, accordingly, may receive a portion of the net proceeds of this offering.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.12E

Fifth Loan and Security Agreement Supplement, dated as of September 13, 2019, by and among the Borrowers named therein and Midland Loan Services, a division of PNC Bank, National Association, as Servicer on behalf of Deutsche Bank Trust Company Americas, as Trustee.

10.93	Purchase Agreement, dated September 10, 2019, among SBA Senior Finance, LLC, Deutsche Bank Trust Company Americas, as trustee, and the several initial purchasers listed on Schedule I thereto.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Executive Vice President and Chief Financial Officer

Date: September 13, 2019